Exhibit 10.36

NOTE EXTENSION:

PPD PARTNERS hereby agrees to extend SEA TIGER, INC. 8% Convertible Debenture Due March 31, 2011 (No. 1JT) in the amount of $355,653 until December 31, 2013.